UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2010

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

CIB Marine Bancshares, Inc. (the "Company") currently plans to hold its 2010 annual meeting of shareholders on May 27, 2010. Any holder of common stock who wishes to submit a proposal to be included in the Company's proxy materials in connection with the 2010 annual meeting must submit the proposal to the Company's Secretary and General Counsel, Daniel Rasmussen, at N27 W24025 Paul Court, Pewaukee, Wisconsin 53072, by March 5, 2010. The holder submitting the proposal must have owned common stock having a value of at least $2,000 for at least one year prior to submitting the proposal and represent to the Company that the holder intends to hold those shares of common stock through the date of the 2010 annual meeting. Such proposals are subject to the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company's proxy statement and the requirements of the Company's By-laws. Proposals may be omitted if not in compliance with applicable requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

February 8, 2010	By:	John P. Hickey, Jr.

Name: John P. Hickey, Jr.
Title: President & CEO